Exhibit 99.1

Aspen Aerogels, Inc. Reports Fourth Quarter 2014 and Fiscal 2014 Financial Results

NORTHBOROUGH, Mass., February 26, 2015 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for its fourth quarter of 2014 and full year 2014, which ended December 31, 2014, and discussed business highlights from the quarter.

Total revenue for the quarter of $28.0 million reflected growth of 15% compared to the fourth quarter last year. On a GAAP basis, fourth quarter net loss was $2.7 million compared to a net loss of $17.0 million in the fourth quarter of 2013. GAAP net loss attributable to common stockholders per share (“GAAP EPS”) for the fourth quarter was $0.12 compared to $5,403.25 in the fourth quarter of 2013.

Total revenue for the year of $102.4 million reflected growth of 19% compared to last year. On a GAAP basis, annual net loss in 2014 was $66.3 million, or $5.37 per share, which included a total of $38.8 million of non-cash expenses recorded in connection with the completion of the initial public offering on June 18, 2014, including (i) accretion of convertible notes to final conversion value, and (ii) recognition of compensation cost of performance-based stock options.

Adjusted EBITDA for the fourth quarter was $1.3 million, compared to $0.2 million in the fourth quarter of 2013. Adjusted EBITDA for 2014 was $3.0 million, compared to Adjusted EBITDA of $(1.8) million in 2013. A reconciliation of GAAP to non-GAAP results is provided in the financial schedules that are part of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2014 Highlights

•	Record revenue of $28.0 million

•	Record gross profit of $5.2 million

•	Record Adjusted EBITDA of $1.3 million

•	Seven consecutive quarters of positive Adjusted EBITDA

•	Positive quarterly cash flow from operations of $4.7 million

“The year 2014 was an important one for Aspen Aerogels. We completed our IPO in June 2014, which provided funds needed to expand our capacity to meet growing customer demand and significantly strengthened our balance sheet. The construction of our third manufacturing line in East Providence, RI, remains on schedule, and we expect to have this line operational during the second quarter of 2015. Our second manufacturing plant remains on track to begin operations in 2017, and we have narrowed the list to a few specific locations in the United States. We will announce the site location upon completion of certain strategic negotiations related to raw material supply, government incentives and financing,” said Don Young, President and CEO of Aspen Aerogels.

“Aspen Aerogels also achieved several important financial milestones during 2014, including significant improvements in profitability as measured by gross margin, gross profit and Adjusted EBITDA. The health of our business remains strong and I am excited about our prospects for 2015,” continued Don Young, President and CEO of Aspen Aerogels.

2015 Financial Outlook

Aspen Aerogels updates its 2015 full year outlook as follows:

•	Total revenue is expected to range between $113 million and $117 million, unchanged from prior guidance

•	Adjusted EBITDA is expected to range between $8.5 million and $10.5 million, unchanged from prior guidance

•	GAAP EPS is expected to range between $(0.24) and $(0.36) per share, an increase from prior guidance of $(0.31) to $(0.43) per share

Our 2015 outlook assumes depreciation and amortization of between $10.0 million and $10.5 million, stock based compensation of between $5.7 million and $6.0 million, interest expense of $0.2 million, and weighted average shares of common stock outstanding of 23 million for the full year. Our outlook also assumes that our third manufacturing line in East Providence, RI, will be operational at the beginning of the second quarter of 2015 with output ramping at a rate during the remainder of 2015 that ensures that we maintain safe and efficient operations.

We expect quarterly revenue and Adjusted EBITDA to improve significantly throughout 2015 due to increasing output from line three. We expect revenue to ramp from a range of $23 million to $25 million in the first quarter to a range of $30 million to $32 million in the fourth quarter. We expect Adjusted EBITDA to ramp from a range of $0 to $1 million in the first quarter to a range of $4 million to $5 million in the fourth quarter.

Aspen Aerogels may incur charges, realize gains or losses, or experience other events in 2015 that could cause actual results to vary from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss the fourth quarter results and business highlights will be webcast at 5:00 pm ET on February 26, 2015. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, you may call 877-201-0168 (toll free, U.S. & Canada only), passcode “59077296”, or 647-788-4901, passcode “59077296”, to listen to the live webcast.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). These non-GAAP financial measures include Adjusted EBITDA. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of our business, and (iii) as a performance measure under our bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an energy technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in large-scale energy infrastructure facilities. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its facility in East Providence, R.I.

Contact information:

Susan White

508-691-1143

susanwhite@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2015 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels’ current expectations, estimates and projections regarding Aspen Aerogels’ business, operations and other factors relating thereto, including with respect to the 2015 Financial Outlook. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, Adjusted EBITDA and GAAP EPS; beliefs about the general health of Aspen Aerogels’ business; accounting assumptions involved in arriving at the expectations, and expectations about when Aspen Aerogels’ third manufacturing line and second plant will become operational. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any disruption in either of our two production lines or the manufacturing facility in which they are located; inability to achieve expected capacity levels of our third production line; any failure to achieve an increase in production capacity that Aspen Aerogels’ growth requires in a timely manner; any failure of demand for Aspen Aerogels’ products; the failure to obtain significant additional capital to pursue Aspen Aerogels’ growth strategy beyond construction of Aspen Aerogels’ third production line; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; the failure to manage Aspen Aerogels’ growth, and the demands that growth places on Aspen Aerogels’ management systems and infrastructure; any failure of Aspen Aerogels’ products to meet applicable specifications and technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; any sustained downturn in the energy industry and/or energy prices; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and filed with the Securities and Exchange Commission (“SEC”) on November 7, 2014, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31	December 31
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$49,719	$1,574
Accounts receivable, net of allowances	17,924	18,762
Inventories	4,897	6,892
Prepaid expenses and other current assets	836	791

Total current assets	73,376	28,019
Property, plant, and equipment, net	71,492	62,023
Other assets	175	191

Total assets	$145,043	$90,233

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Subordinated notes, current portion	$—	$17,306
Convertible notes, current portion	—	435
Capital leases, current portion	76	75
Revolving line of credit	—	1,000
Accounts payable	14,202	7,114
Accrued expenses	5,588	4,814
Deferred revenue	292	595
Other current liabilities	50	50

Total current liabilities	20,208	31,389
Senior convertible notes	—	28,135
Convertible notes, excluding current portion	—	91,439
Capital leases, excluding current portion	89	165
Other long-term liabilities	1,030	1,071

Total liabilities	21,327	152,199

Stockholders’ (deficit) equity:
Additional paid-in capital	522,800	270,794
Accumulated deficit	(399,084)	(332,760)

Total stockholders’ equity (deficit)	123,716	(61,966)

Total liabilities and stockholders’ equity (deficit)	$145,043	$90,233

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

	Three months ended December 31		Twelve months ended December 31
	2014	2013	2014	2013
	(In thousands, except share and per share data)		(In thousands, except share and per share data)
Revenues:
Product	$27,284	$23,253	$99,259	$82,057
Research services	700	979	3,140	4,037

Total revenue	27,984	24,232	102,399	86,094

Cost of revenue:
Product	22,361	20,143	83,677	73,399
Research services	387	506	1,642	1,964

Gross profit	5,236	3,583	17,080	10,731

Operating expenses:
Research and development	1,519	1,358	5,980	5,159
Sales and marketing	2,418	2,287	10,290	9,271
General and administrative	3,958	3,142	16,853	12,833
Write-off of construction in process	—	3,440	—	3,440

Total operating expenses	7,895	10,227	33,123	30,703

Income (loss) from operations	(2,659)	(6,644)	(16,043)	(19,972)

Other income (expense):
Interest expense	(56)	(10,306)	(50,281)	(30,599)
Gain on extinguishment of convertible notes	—	—	—	8,898
Loss on exchange of convertible notes	—	—	—	(5,697)
Costs associated with postponed public offering	—	—	—	(241)

Total other income (expense), net	(56)	(10,306)	(50,281)	(27,639)

Net income (loss)	$(2,715)	$(16,950)	$(66,324)	$(47,611)

Net income (loss) attributable to common stockholders:	$(2,715)	$(16,950)	$(66,324)	$1,338

Net income (loss) attributable to common stockholders per common share:
Basic	$(0.12)	$(5,403.25)	$(5.37)	$426.52

Diluted	$(0.12)	$(5,403.25)	$(5.37)	$410.56

Weighted-average common shares outstanding:
Basic	22,992,273	3,137	12,349,456	3,137

Diluted	22,992,273	3,137	12,349,456	3,259

Aspen Aerogels, Inc.

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(amounts in square feet in thousands)
Product shipments in square feet	9,976	10,247	38,222	35,560

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated February 26, 2015 to the most directly comparable GAAP measure:

Reconciliation of Net Income (Loss) to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, from time to time, that we do not believe are indicative of our core operating performance, which recently have included loss on disposal of assets, gain or loss on extinguishment or exchange of debt, costs of postponed financing activities and the write-off of construction in progress.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(amounts in thousands)
Net income (loss)	$(2,715)	$(16,950)	$(66,324)	$(47,611)
Interest expense	56	10,306	50,281	30,599
Depreciation and amortization	2,492	2,630	10,183	10,061
Loss on disposal of assets	104	230	119	230
Stock-based compensation	1,382	505	8,781	4,426
Gain on extinguishment of convertible notes	—	—	—	(8,898)
Loss on exchange of convertible notes	—	—	—	5,697
Costs associated with postponed public offering	—	—	—	241
Write-off of construction in progress	—	3,440	—	3,440

Adjusted EBITDA	$1,319	$161	$3,040	$(1,815)